Roberts & Henry
                        504 Talbot Street
                           PO Box 1138
                      St. Michaels, MD 21663
                          (410) 822-4456

                      CONSENT OF LEGAL COUNSEL

Copley Fund, Inc.
245 Sunrise Ave.
Palm Beach, FL 33480

	We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus, Part I to be filed as Post-Effective Amendments Nos. 21, 26, and 24 to Registration Statements Nos. 2-60951, 2-55344 and 2-61740, respectively, which you are filing with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended.

					Roberts & Henry

					By:  /s/  Thomas C. Henry
					              Thomas C. Henry, Esq.



St. Michaels, MD
April 29, 1999